Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-294825) and Form S-8 (Nos. 333-285652 and 333-294390) of Kestra Medical Technologies, Ltd. of our report dated July 14, 2026 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California

July 14, 2026